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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
File by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Anacomp, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration No.:
	(3)	Filing Party:
	(4)	Date Filed:

        On January 13, 2004, the Board of Directors of Anacomp, Inc. amended Section 1.2 of the Company's Bylaws to permit one or more shareholders beneficially owning at least 15% of the outstanding shares to call a special meeting of shareholders. The text of that amended section of the Bylaws is as follows:

Amended Section 1.2 of Bylaws

        Section 1.2    Special Meetings.    Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors or the President. In calling such a special meeting of shareholders, the Board of Directors or the President, as the case may be, calling a special meeting of shareholders shall set the date, time, and place of such meeting, which may be held within or without the State of Indiana.

        In addition, a special meeting of shareholders may be called by one or more shareholders beneficially holding (determined pursuant to SEC Rule 13d-3 under the Securities Exchange Act of 1934, as amended) outstanding shares that in the aggregate are entitled to cast not less than fifteen percent (15%) of the votes at the meeting. If a special meeting is called by anyone other than the Board of Directors or the President, the shareholder(s) calling the special meeting shall make a request in writing, delivered personally or sent by facsimile transmission, to the President and the Secretary stating (i) the ownership of shares by the requesting shareholder(s), (ii) the request of such shareholder(s) for a special meeting, and (iii) the matters that the shareholder(s) proposes to be transacted at the special meeting. Any such request shall comply with the requirements of any other applicable provisions of these Bylaws, including without limitation the advance notice provisions of Sections 1.9 (Notice of Shareholder Business at a Meeting) and 2.8 (Nomination of Director Candidates) hereof. Within twenty (20) days after receipt of such request, the Secretary shall cause notice to be given to the shareholders entitled to vote in accordance with Section 1.3 of these Bylaws, stating that a meeting will be held at a time and date specified in such notice and stating the matters proposed to be transacted at such meeting. Any special meeting called by shareholders shall be held at the principal executive office of the Corporation. If notice to the shareholders is not given by the Secretary within twenty (20) days after receipt of the request, the shareholder(s) requesting the meeting may pursue available remedies provided by Indiana law. Nothing in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors or the President may be held.

INFORMATION REGARDING PARTICIPANTS AND ADDITIONAL INFORMATION

        Information regarding persons who may be deemed to be participants in the solicitation of proxies on behalf of Anacomp in connection with the 2004 Annual Meeting of Stockholders has been filed by Anacomp with the Securities and Exchange Commission on Schedule 14A.

        Investors are urged to read Anacomp's proxy statement and additional solicitation materials when they become available and other relevant documents filed with the SEC by Anacomp because they will contain important information.

        Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Anacomp will be available free of charge by contacting Anacomp, Inc., 15378 Avenue of Science, San Diego, California 92128 (858) 716-3614.

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Amended Section 1.2 of Bylaws
INFORMATION REGARDING PARTICIPANTS AND ADDITIONAL INFORMATION